UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 13, 2004

TANKLESS SYSTEMS WORLDWIDE, INC.

 (fka) ELUTION TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA	000-27549	88-0362112
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

7650 East Evans Road, Suite C

Scottsdale, Arizona 85260

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(480) 609-7575

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

 ITEM 8.01. OTHER EVENTS.

On August 13, 2004, the Registrant filed a verified complaint in the United States District Court in and for the District of Arizona against Gary Bruce Gordon, Steven James Onder, Ronald Jay Edwin, a/k/a Ryan Edelstein, and others, alleging against various defendants, Breach of Fiduciary Duty, Aiding and Abetting Breach of Fiduciary Duty, Breach of Contract, Breach of Implied Covenant of Good Faith and Fair Dealing, Fraud and Intentional Misrepresentation, Conspiracy to Defraud, Arizona Securities Fraud, Federal Securities Fraud, Negligent Misrepresentation, Misappropriation of Trade Secrets and Confidential Business Information, Conversion/Embezzlement, Intentional Interference with Business Relations and Prospective Economic Advantage, Unjust Enrichment, and Promissory Estoppel.  The Registrant sought relief which included, but was not limited to, Damages, Constructive Trust, Rescission and Injunctive Relief.

The Registrant has reached a full and final settlement with all of the defendants in the litigation.  Pursuant to the terms of the various Settlement Agreements, the Registrant has agreed to dismiss all litigation against the named defendants in exchange for, among other things, the return of common shares for cancellation and a restatement of non-compete agreements by each defendant.  In addition, the defendant Ronald Edwin has stipulated to a permanent injunction against him prohibiting him from engaging in communications that are disparaging to or damaging against the Registrant, its officers, directors, employees and agents.

In furtherance of the terms of the Settlement Agreements, the Registrant has accepted for cancellation in excess of two million (2,000,000) shares of common stock.  These shares have been cancelled and returned to treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANKLESS SYSTEMS WORLDWIDE, INC.

By:    /s/ Thomas Kreitzer

Thomas Kreitzer, Chief Executive Officer

Dated:  December 28, 2004